RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS2 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS2

      $ 1,057,100                 0.00%            CLASS A-P CERTIFICATES
   --------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated February 23, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 23, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF        AVERAGE        WEIGHTED
                                        MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      AVERAGE LTV
CREDIT SCORE RANGE                        LOANS         BALANCE         LOANS          BALANCE         RATIO
------------------                     ------------   ------------   ------------    ------------   ------------
499 or less ........................             13   $  1,134,397           0.52%   $     87,261          80.90%
500 - 519 ..........................              6        861,377           0.40         143,563          87.67
520 - 539 ..........................             11      1,268,351           0.58         115,305          85.01
540 - 559 ..........................              8      1,017,848           0.47         127,231          85.27
560 - 579 ..........................             16      1,609,896           0.74         100,619          83.05
580 - 599 ..........................             25      3,841,725           1.77         153,669          78.23
600 - 619 ..........................             44      6,021,635           2.77         136,855          82.51
620 - 639 ..........................             48      7,083,730           3.26         147,578          77.37
640 - 659 ..........................             81     11,947,504           5.50         147,500          77.81
660 - 679 ..........................            121     15,331,418           7.06         126,706          77.08
680 - 699 ..........................            146     22,607,503          10.41         154,846          75.68
700 - 719 ..........................            167     25,078,451          11.55         150,170          77.01
720 - 739 ..........................            163     27,098,594          12.48         166,249          75.20
740 - 759 ..........................            177     26,008,826          11.98         146,943          75.51
760 - 779 ..........................            168     27,391,732          12.62         163,046          73.07
780 - 799 ..........................            141     22,117,647          10.19         156,863          72.95
800 or greater .....................             99     16,392,253           7.55         165,578          70.36
                                       ------------   ------------   ------------    ------------   ------------
Subtotal with Credit Score .........          1,434   $216,812,888          99.86%   $    151,194          75.48%
Not Available ......................              2        307,517           0.14         153,758          77.82
                                       ------------   ------------   ------------    ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198          75.48%
                                       ============   ============   ============

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the mortgage loans were 441 and 840, respectively, and the weighted average credit score of the mortgage loans was 720.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT         AVERAGE
OCCUPANCY                                  LOANS         BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
---------                              ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ..................            848   $149,349,862          68.79%   $    176,120            717          75.76%
Second/Vacation ....................             16      2,364,554           1.09         147,785            752          75.00
Non Owner-occupied .................            572     65,405,989          30.12         114,346            726          74.87
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198            720          75.48%
                                       ============   ============   ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT          AVERAGE
LOAN PURPOSE                               LOANS         BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
------------                           ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...........................            563   $ 83,717,120          38.56%   $    148,698            729          81.06%
Rate/Term Refinance ................            340     50,658,696          23.33         148,996            717          73.37
Equity Refinance ...................            533     82,744,588          38.11         155,243            713          71.13
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198            720          75.48%
                                       ============   ============   ============


                            MORTGAGED PROPERTY TYPES

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT          AVERAGE
PROPERTY TYPE                             LOANS          BALANCE        LOANS          BALANCE         SCORE         LTV RATIO
-------------                          ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............            981   $147,500,993          67.94%   $    150,358            719          74.79%
Two-to-four family units ...........            208     30,677,431          14.13         147,488            725          76.46
Planned Unit Developments (detached)            120     23,761,174          10.94         198,010            718          77.38
Condo Low-Rise (less than 5 stories)             84      9,831,954           4.53         117,047            731          76.43
Planned Unit Developments (attached)             17      2,539,956           1.17         149,409            735          78.48
Townhouse ..........................             19      2,071,179           0.95         109,009            710          80.37
Condo High-Rise (9 stories or more)               3        364,868           0.17         121,623            705          67.31
Condo Mid-Rise (5 to 8 stories) ....              3        291,486           0.13          97,162            713          83.98
Condotel (1 to 4 stories) ..........              1         81,362           0.04          81,362            704          75.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198            720          75.48%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT          AVERAGE
STATE                                     LOANS          BALANCE        LOANS           BALANCE        SCORE         LTV RATIO
-----                                  ------------   ------------   ------------    ------------   ------------   ------------
Alaska .............................              2   $    490,257           0.23%   $    245,129            656          80.00%
Alabama ............................             32      2,955,118           1.36          92,347            700          81.30
Arkansas ...........................              3        426,391           0.20         142,130            613          92.70
Arizona ............................             32      4,666,847           2.15         145,839            714          79.00
California .........................            225     53,566,145          24.67         238,072            741          67.73
Colorado ...........................             41      6,414,625           2.95         156,454            729          76.21
Connecticut ........................              9      1,996,242           0.92         221,805            741          75.31
District of Columbia ...............              3        396,948           0.18         132,316            688          52.75
Delaware ...........................              2        163,674           0.08          81,837            624          86.28
Florida ............................            107     15,679,016           7.22         146,533            720          78.83
Georgia ............................             39      6,090,596           2.81         156,169            707          77.60
Hawaii .............................              8      1,628,568           0.75         203,571            709          69.56
Iowa ...............................             10        943,684           0.43          94,368            700          84.52
Idaho ..............................              7      1,112,737           0.51         158,962            673          75.53
Illinois ...........................             28      3,105,235           1.43         110,901            718          75.48
Indiana ............................             42      3,226,752           1.49          76,827            685          79.91
Kansas .............................             10        975,709           0.45          97,571            721          77.42
Kentucky ...........................             13      1,283,568           0.59          98,736            686          83.11
Louisiana ..........................             24      3,349,267           1.54         139,553            696          78.29
Massachusetts ......................             24      6,359,784           2.93         264,991            716          71.00
Maryland ...........................             30      3,917,845           1.80         130,595            729          76.35
Maine ..............................              4        564,050           0.26         141,013            711          86.12
Michigan ...........................             54      5,953,234           2.74         110,245            699          79.80
Minnesota ..........................             16      2,758,394           1.27         172,400            708          79.93
Missouri ...........................             34      2,722,259           1.25          80,066            690          81.03
Mississippi ........................             14      1,370,325           0.63          97,880            727          80.27
Montana ............................              4        613,420           0.28         153,355            764          84.34
North Carolina .....................             30      3,864,919           1.78         128,831            676          83.96
North Dakota .......................              1         83,949           0.04          83,949            666          90.00
Nebraska ...........................              4        368,516           0.17          92,129            714          76.78
New Hampshire ......................              5        849,234           0.39         169,847            683          73.47
New Jersey .........................             32      5,969,448           2.75         186,545            723          76.41
New Mexico .........................             10      1,078,413           0.50         107,841            727          80.55
Nevada .............................             27      3,722,114           1.71         137,856            741          77.34
New York ...........................             36      6,455,917           2.97         179,331            722          73.77
Ohio ...............................             38      3,482,599           1.60          91,647            704          80.37
Oklahoma ...........................             17      1,561,821           0.72          91,872            700          83.90
Oregon .............................             45      6,719,799           3.09         149,329            735          78.87
Pennsylvania .......................             22      2,772,947           1.28         126,043            754          79.51
Rhode Island .......................             10      1,519,062           0.70         151,906            753          71.62
South Carolina .....................             16      1,728,817           0.80         108,051            700          79.85
South Dakota .......................              1        118,241           0.05         118,241            719          90.00
Tennessee ..........................             18      1,973,949           0.91         109,664            710          79.64
Texas ..............................            157     19,948,451           9.19         127,060            699          78.41
Utah ...............................             22      2,967,946           1.37         134,907            694          79.73
Virginia ...........................             48      7,398,617           3.41         154,138            741          75.99
Vermont ............................              3        382,597           0.18         127,532            754          69.63
Washington .........................             68     10,315,404           4.75         151,697            714          78.71
Wisconsin ..........................              5        614,831           0.28         122,966            658          86.89
Wyoming ............................              4        492,122           0.23         123,031            733          77.77
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198            720          75.48%
                                       ============   ============   ============

         No more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Florida and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Florida.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT          AVERAGE
DOCUMENTATION TYPE                        LOANS          BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            733   $ 97,610,026          44.96%   $    133,165            714          77.62%
Reduced Documentation ..............            703    119,510,379          55.04         170,001            725          73.74
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198            720          75.48%
                                       ============   ============   ============

         No more than 25.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT          AVERAGE
MORTGAGE RATES (%)                         LOANS         BALANCE        LOANS          BALANCE         SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
5.375 - 5.499 ......................              2   $    151,932           0.07%   $     75,966            757          78.74%
5.500 - 5.624 ......................              1        356,530           0.16         356,530            703          80.00
5.625 - 5.749 ......................              2      1,069,127           0.49         534,563            771          79.52
5.750 - 5.874 ......................             24      7,492,385           3.45         312,183            753          72.12
5.875 - 5.999 ......................             85     17,358,221           7.99         204,214            755          69.31
6.000 - 6.124 ......................             93     20,620,506           9.50         221,726            744          69.20
6.125 - 6.249 ......................            128     21,811,950          10.05         170,406            730          73.99
6.250 - 6.374 ......................            180     28,629,520          13.19         159,053            714          75.28
6.375 - 6.499 ......................            163     24,252,018          11.17         148,785            711          76.48
6.500 - 6.624 ......................            191     26,406,925          12.16         138,256            708          76.62
6.625 - 6.749 ......................            102     14,451,190           6.66         141,678            720          76.81
6.750 - 6.874 ......................            140     19,263,972           8.87         137,600            715          77.12
6.875 - 6.999 ......................            133     15,548,029           7.16         116,902            704          78.39
7.000 - 7.124 ......................             62      7,015,339           3.23         113,151            696          81.83
7.125 - 7.249 ......................             34      3,261,397           1.50          95,923            680          79.90
7.250 - 7.374 ......................             45      4,756,431           2.19         105,698            692          83.29
7.375 - 7.499 ......................             21      1,995,248           0.92          95,012            696          84.88
7.500 - 7.624 ......................             25      2,253,627           1.04          90,145            679          85.28
7.625 - 7.749 ......................              3        331,064           0.15         110,355            740          91.10
7.875 - 7.999 ......................              2         94,994           0.04          47,497            581          90.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198            720          75.48%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.4057% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT          AVERAGE
NET MORTGAGE RATE (%)                     LOANS          BALANCE        LOANS          BALANCE         SCORE         LTV RATIO
---------------------                  ------------   ------------   ------------    ------------   ------------   ------------
5.095 ..............................              2   $    151,932           0.07%   $     75,966            757          78.74%
5.220 ..............................              1        356,530           0.16         356,530            703          80.00
5.345 ..............................              2      1,069,127           0.49         534,563            771          79.52
5.470 ..............................             24      7,492,385           3.45         312,183            753          72.12
5.595 ..............................             85     17,358,221           7.99         204,214            755          69.31
5.720 ..............................             93     20,620,506           9.50         221,726            744          69.20
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .            207   $ 47,048,700          21.67%   $    227,288            750          70.05%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.265360288%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF         AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL     MORTGAGE         PRINCIPAL      CREDIT          AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS         BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
----------------------------------     ------------   ------------   ------------    ------------   ------------   ------------
 100,000 or less ...................            523   $ 37,426,458          17.24%   $     71,561            708          76.35%
 100,001-200,000 ...................            621     86,454,789          39.82         139,219            716          76.97
 200,001-300,000 ...................            157     37,384,260          17.22         238,116            722          75.24
 300,001-400,000 ...................             70     24,463,073          11.27         349,472            725          72.86
 400,001-500,000 ...................             44     19,598,594           9.03         445,423            736          71.92
 500,001-600,000 ...................             17      9,254,294           4.26         544,370            744          74.00
 600,001-700,000 ...................              4      2,538,936           1.17         634,734            719          73.70
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,436   $217,120,404         100.00%   $    151,198            720          75.48%
                                       ============   ============   ============


                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                              WEIGHTED
                                                                          PERCENT OF          AVERAGE          AVERAGE
                                         NUMBER OF         PRINCIPAL        MORTGAGE         PRINCIPAL         CREDIT
ORIGINAL LTV RATIO (%)                 MORTGAGE LOANS       BALANCE          LOANS            BALANCE           SCORE
---------------------                  --------------   --------------   --------------    --------------   --------------
00.01-50.00 ........................               91   $   12,635,558             5.82%   $      138,852              743
50.01-55.00 ........................               41        6,496,106             2.99           158,442              741
55.01-60.00 ........................               54        8,928,368             4.11           165,340              740
60.01-65.00 ........................               57        8,869,588             4.09           155,607              734
65.01-70.00 ........................               90       16,165,997             7.45           179,622              737
70.01-75.00 ........................              158       25,433,188            11.71           160,970              725
75.01-80.00 ........................              590       95,678,756            44.07           162,167              719
80.01-85.00 ........................               46        6,084,555             2.80           132,273              711
85.01-90.00 ........................              234       26,877,528            12.38           114,861              699
90.01-95.00 ........................               71        9,677,025             4.46           136,296              681
95.01-100.00 .......................                4          273,736             0.13            68,434              732
                                       --------------   --------------   --------------    --------------   --------------
Total, Average or Weighted Average .            1,436   $  217,120,404           100.00%   $      151,198              720
                                       ==============   ==============   ==============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.48%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                CLASS A-P CERTIFICATES
                                                     -----------------------------------------
                                                       0%       6%      18%      24%      30%
                                                     -----    -----    -----    -----    -----
DISTRIBUTION DATE
-----------------
April 2005 .......................................     100%     100%     100%     100%     100%
April 2006 .......................................      99       93       81       75       69
April 2007 .......................................      97       86       65       56       48
April 2008 .......................................      96       79       53       42       33
April 2009 .......................................      94       73       42       31       23
April 2010 .......................................      92       68       34       23       15
April 2011 .......................................      90       62       27       17       11
April 2012 .......................................      88       57       22       13        7
April 2013 .......................................      86       53       18       10        5
April 2014 .......................................      84       48       14        7        3
April 2015 .......................................      82       44       11        5        2
April 2016 .......................................      79       40        9        4        2
April 2017 .......................................      76       36        7        3        1
April 2018 .......................................      74       33        6        2        1
April 2019 .......................................      71       30        4        2        *
April 2020 .......................................      67       27        3        1        *
April 2021 .......................................      64       24        3        1        *
April 2022 .......................................      60       21        2        1        *
April 2023 .......................................      57       19        2        *        *
April 2024 .......................................      53       16        1        *        *
April 2025 .......................................      48       14        1        *        *
April 2026 .......................................      44       12        1        *        *
April 2027 .......................................      39       10        *        *        *
April 2028 .......................................      34        8        *        *        *
April 2029 .......................................      29        6        *        *        *
April 2030 .......................................      23        5        *        *        *
April 2031 .......................................      17        3        *        *        *
April 2032 .......................................      10        2        *        *        *
April 2033 .......................................       4        1        *        *        *
April 2034 .......................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) ...    18.1     10.2      4.6      3.5      2.7

-------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                               DISCOUNT MORTGAGE            NON-DISCOUNT
       ASSUMED PURCHASE PRICE                        LOANS                 MORTGAGE LOANS
------------------------------------------   ----------------------    ----------------------
Aggregate principal balance ..............   $        48,211,110.36    $       173,622,717.89
Weighted average mortgage rate ...........             5.9004456485%                   6.5462%
Weighted average servicing fee rate ......             0.2800000000%                   0.3300%
Weighted average original term to maturity
(months) .................................                      356                       359
Weighted average remaining term
to maturity (months) .....................                      342                       342

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

   ASSUMED PURCHASE PRICE            0%        6%      18%       24%       30%
-------------------------------    -----     -----    -----     -----     -----
$745,539 ......................      2.2%      4.2     10.0%     13.5%     17.4%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY         BY DOLLAR          BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF       AMOUNT OF        NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%



                             AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR          BY         BY DOLLAR          BY         BY DOLLAR
                           NO. OF        AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY         BY DOLLAR          BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF       AMOUNT OF        NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231

Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%



                             AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR          BY         BY DOLLAR          BY         BY DOLLAR
                           NO. OF        AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Loan Portfolio .       45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........          893        131,270            934        142,682            946        161,218
60 to 89 days ........          216         33,636            216         35,031            186         26,348
90 days or more(2) ...          206         37,139            258         43,618            225         34,430

Foreclosures Pending .          251         41,335            279         44,333            268         42,461
                        -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans        1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                        ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............        3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

         For federal income tax purposes, when initially issued, the Class A-P Certificates were treated as having been issued with original issue discount.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:44                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   76110HQG7    48,538,800.00  35,538,870.95     5.500000  %    422,210.37
A-I-2   76110HQH5     5,393,200.00   3,948,763.44     2.867500  %     46,912.26
A-I-3   76110HQJ1             0.00           0.00     5.132500  %          0.00
A-I-4   76110HQK8     3,026,315.79   3,026,315.79     3.017499  %          0.00
A-I-5   76110HQL6     1,973,684.21   1,973,684.21     9.939833  %          0.00
CB      76110HQM4   216,837,000.00 177,876,958.86     5.750000  %  5,243,190.91
A-P     76110HQN2     1,221,149.25   1,117,583.28     0.000000  %      6,915.51
A-V     76110HQP7             0.00           0.00     0.365460  %          0.00
R-I     76110HQQ5           100.00           0.00     5.750000  %          0.00
R-II    76110HQR3           100.00           0.00     5.750000  %          0.00
M-1     76110HQS1     6,870,000.00   6,793,325.12     5.750000  %     10,092.73
M-2     76110HQT9     3,215,800.00   3,179,909.01     5.750000  %      4,724.33
M-3     76110HQU6     2,046,400.00   2,023,560.48     5.750000  %      3,006.37
B-1     76110HQV4     1,023,200.00   1,011,780.24     5.750000  %      1,503.18
B-2     76110HQW2     1,169,400.00   1,156,348.53     5.750000  %      1,717.97
B-3     76110HQX0     1,024,040.12   1,012,610.99     5.750000  %      1,161.26

-------------------------------------------------------------------------------
                  292,339,189.37   238,659,710.90                  5,741,434.89
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     162,886.49    585,096.86            0.00       0.00     35,116,660.58
A-I-2       9,435.90     56,348.16            0.00       0.00      3,901,851.18
A-I-3      16,889.19     16,889.19            0.00       0.00              0.00
A-I-4       7,609.92      7,609.92            0.00       0.00      3,026,315.79
A-I-5      16,348.41     16,348.41            0.00       0.00      1,973,684.21
CB        852,327.09  6,095,518.00            0.00       0.00    172,633,767.95
A-P             0.00      6,915.51            0.00       0.00      1,110,667.77
A-V        72,683.78     72,683.78            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        32,551.35     42,644.08            0.00       0.00      6,783,232.39
M-2        15,237.06     19,961.39            0.00       0.00      3,175,184.68
M-3         9,696.23     12,702.60            0.00       0.00      2,020,554.11
B-1         4,848.11      6,351.29            0.00       0.00      1,010,277.06
B-2         5,540.84      7,258.81            0.00       0.00      1,154,630.56
B-3         4,852.09      6,013.35            0.00       0.00        988,982.72

-------------------------------------------------------------------------------
        1,210,906.46  6,952,341.35            0.00       0.00    232,895,809.00
===============================================================================

















































Run:        04/26/05     10:32:44
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   732.174486    8.698410     3.355800    12.054210   0.000000  723.476076
A-I-2   732.174486    8.698409     1.749592    10.448001   0.000000  723.476076
A-I-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-I-4  1000.000000    0.000000     2.514582     2.514582   0.000000 1000.000000
A-I-5  1000.000000    0.000000     8.283194     8.283194   0.000000 1000.000000
CB      820.325677   24.180333     3.930727    28.111060   0.000000  796.145344
A-P     915.189755    5.663116     0.000000     5.663116   0.000000  909.526639
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     988.839174    1.469102     4.738188     6.207290   0.000000  987.370072
M-2     988.839174    1.469103     4.738186     6.207289   0.000000  987.370072
M-3     988.839174    1.469102     4.738189     6.207291   0.000000  987.370072
B-1     988.839169    1.469097     4.738184     6.207281   0.000000  987.370072
B-2     988.839176    1.469104     4.738191     6.207295   0.000000  987.370072
B-3     988.839176    1.133999     4.738184     5.872183   0.000000  965.765598

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       49,612.66
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,312.21

SUBSERVICER ADVANCES THIS MONTH                                       33,534.32
MASTER SERVICER ADVANCES THIS MONTH                                      798.41


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    27   3,973,956.81

 (B)  TWO MONTHLY PAYMENTS:                                    1     112,790.97

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8     780,202.38


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        460,265.22

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     232,895,809.00

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,526

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 130,524.58

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,359,820.18

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      118,392.29

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.61059260 %     5.05038600 %    1.33275100 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.47116840 %     5.14348937 %    1.36069570 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,770,176.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,923,392.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.40591900
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.71

POOL TRADING FACTOR:                                                79.66629774


Run:     04/26/05     10:32:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,070.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,948.91

SUBSERVICER ADVANCES THIS MONTH                                        3,009.60
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     493,462.64

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      47,931,696.71

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          109

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      423,218.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.14769700 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.08639300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,770,176.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,923,392.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.14348617
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.70

POOL TRADING FACTOR:                                                76.15640711


Run:     04/26/05     10:32:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,542.36
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,363.30

SUBSERVICER ADVANCES THIS MONTH                                       30,524.72
MASTER SERVICER ADVANCES THIS MONTH                                      798.41


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    26   3,480,494.17

 (B)  TWO MONTHLY PAYMENTS:                                    1     112,790.97

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8     780,202.38


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        460,265.22

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     184,964,112.29

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,417

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 130,524.58

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,936,602.12

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      118,392.29

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.72708500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.56978900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,770,176.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,923,392.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.47392583
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.20

POOL TRADING FACTOR:                                                80.62927318

Run:        04/26/05     10:57:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   76110HQG7    48,538,800.00  35,116,660.58     5.500000  %    785,194.27
A-I-2   76110HQH5     5,393,200.00   3,901,851.18     2.980001  %     87,243.81
A-I-3   76110HQJ1             0.00           0.00     5.019999  %          0.00
A-I-4   76110HQK8     3,026,315.79   3,026,315.79     3.130000  %          0.00
A-I-5   76110HQL6     1,973,684.21   1,973,684.21     9.767332  %          0.00
CB      76110HQM4   216,837,000.00 172,633,767.95     5.750000  %  4,474,273.23
A-P     76110HQN2     1,221,149.25   1,110,667.77     0.000000  %     10,356.69
A-V     76110HQP7             0.00           0.00     0.365781  %          0.00
R-I     76110HQQ5           100.00           0.00     5.750000  %          0.00
R-II    76110HQR3           100.00           0.00     5.750000  %          0.00
M-1     76110HQS1     6,870,000.00   6,783,232.39     5.750000  %     12,995.70
M-2     76110HQT9     3,215,800.00   3,175,184.68     5.750000  %      6,083.20
M-3     76110HQU6     2,046,400.00   2,020,554.11     5.750000  %      3,871.09
B-1     76110HQV4     1,023,200.00   1,010,277.06     5.750000  %      1,935.55
B-2     76110HQW2     1,169,400.00   1,154,630.56     5.750000  %      2,212.10
B-3     76110HQX0     1,024,040.12     988,982.72     5.750000  %      1,552.17

-------------------------------------------------------------------------------
                  292,339,189.37   232,895,809.00                  5,385,717.81
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     160,951.36    946,145.63            0.00       0.00     34,331,466.31
A-I-2       9,689.60     96,933.41            0.00       0.00      3,814,607.37
A-I-3      16,322.74     16,322.74            0.00       0.00              0.00
A-I-4       7,893.64      7,893.64            0.00       0.00      3,026,315.79
A-I-5      16,064.69     16,064.69            0.00       0.00      1,973,684.21
CB        827,203.47  5,301,476.70            0.00       0.00    168,159,494.72
A-P             0.00     10,356.69            0.00       0.00      1,100,311.08
A-V        70,990.68     70,990.68            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        32,502.99     45,498.69            0.00       0.00      6,770,236.69
M-2        15,214.43     21,297.63            0.00       0.00      3,169,101.48
M-3         9,681.82     13,552.91            0.00       0.00      2,016,683.02
B-1         4,840.91      6,776.46            0.00       0.00      1,008,341.51
B-2         5,532.60      7,744.70            0.00       0.00      1,152,418.46
B-3         4,738.88      6,291.05            0.00       0.00        975,420.74

-------------------------------------------------------------------------------
        1,181,627.81  6,567,345.62            0.00       0.00    227,498,081.38
===============================================================================

















































Run:        04/26/05     10:57:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   723.476077   16.176631     3.315932    19.492563   0.000000  707.299445
A-I-2   723.476077   16.176632     1.796633    17.973265   0.000000  707.299445
A-I-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-I-4  1000.000000    0.000000     2.608333     2.608333   0.000000 1000.000000
A-I-5  1000.000000    0.000000     8.139443     8.139443   0.000000 1000.000000
CB      796.145344   20.634270     3.814863    24.449133   0.000000  775.511074
A-P     909.526638    8.481101     0.000000     8.481101   0.000000  901.045537
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     987.370072    1.891659     4.731148     6.622807   0.000000  985.478413
M-2     987.370073    1.891660     4.731149     6.622809   0.000000  985.478413
M-3     987.370071    1.891659     4.731147     6.622806   0.000000  985.478413
B-1     987.370076    1.891663     4.731147     6.622810   0.000000  985.478413
B-2     987.370075    1.891662     4.731144     6.622806   0.000000  985.478413
B-3     965.765599    1.515732     4.627631     6.143363   0.000000  952.521997

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       48,377.04
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,706.35

SUBSERVICER ADVANCES THIS MONTH                                       34,672.27
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,960,048.48

 (B)  TWO MONTHLY PAYMENTS:                                   10   1,282,453.88

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     453,820.03


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        683,622.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     227,498,081.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,496

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,818,737.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      214,412.39

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.47116840 %     5.16813500 %    1.35420660 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.33376740 %     5.25543826 %    1.38525250 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,770,176.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,923,392.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.40472600
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.52

POOL TRADING FACTOR:                                                77.81990567


Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,982.80
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,190.94

SUBSERVICER ADVANCES THIS MONTH                                        5,200.43
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     868,777.80

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      47,054,935.45

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          107

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      827,111.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.08639300 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.96321600 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,770,176.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,923,392.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.14168584
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              345.50

POOL TRADING FACTOR:                                                74.76336259


Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,394.24
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,515.41

SUBSERVICER ADVANCES THIS MONTH                                       29,471.84
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,091,270.68

 (B)  TWO MONTHLY PAYMENTS:                                   10   1,282,453.88

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     453,820.03


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        683,622.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     180,443,145.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,389

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,991,626.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      214,412.39

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.56978900 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.42932000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,770,176.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,923,392.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.47332007
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.00

POOL TRADING FACTOR:                                                78.65850043

Run:        04/07/05     13:16:25                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   76110HQG7    48,538,800.00  34,331,466.31     5.500000  %     42,090.54
A-I-2   76110HQH5     5,393,200.00   3,814,607.37     3.099999  %      4,676.73
A-I-3   76110HQJ1             0.00           0.00     4.899999  %          0.00
A-I-4   76110HQK8     3,026,315.79   3,026,315.79     3.249999  %          0.00
A-I-5   76110HQL6     1,973,684.21   1,973,684.21     9.583333  %          0.00
CB      76110HQM4   216,837,000.00 168,159,494.72     5.750000  %  5,588,173.59
A-P     76110HQN2     1,221,149.25   1,100,311.08     0.000000  %     14,057.32
A-V     76110HQP7             0.00           0.00     0.365125  %          0.00
R-I     76110HQQ5           100.00           0.00     5.750000  %          0.00
R-II    76110HQR3           100.00           0.00     5.750000  %          0.00
M-1     76110HQS1     6,870,000.00   6,770,236.69     5.750000  %      6,843.24
M-2     76110HQT9     3,215,800.00   3,169,101.48     5.750000  %      3,203.28
M-3     76110HQU6     2,046,400.00   2,016,683.02     5.750000  %      2,038.43
B-1     76110HQV4     1,023,200.00   1,008,341.51     5.750000  %      1,019.21
B-2     76110HQW2     1,169,400.00   1,152,418.46     5.750000  %          0.00
B-3     76110HQX0     1,024,040.12     975,420.74     5.750000  %          0.00

-------------------------------------------------------------------------------
                  292,339,189.37   227,498,081.38                  5,662,102.34
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     157,352.55    199,443.09            0.00       0.00     34,289,375.77
A-I-2       9,854.40     14,531.13            0.00       0.00      3,809,930.64
A-I-3      15,576.31     15,576.31            0.00       0.00              0.00
A-I-4       8,196.27      8,196.27            0.00       0.00      3,026,315.79
A-I-5      15,762.06     15,762.06            0.00       0.00      1,973,684.21
CB        805,764.25  6,393,937.84            0.00       0.00    162,571,321.13
A-P             0.00     14,057.32            0.00       0.00      1,086,253.76
A-V        69,220.99     69,220.99            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        32,440.72     39,283.96            0.00       0.00      6,763,393.45
M-2        15,185.28     18,388.56            0.00       0.00      3,165,898.20
M-3         9,663.27     11,701.70            0.00       0.00      2,014,644.59
B-1         4,831.64      5,850.85            0.00       0.00      1,007,322.30
B-2         3,927.41      3,927.41            0.00       0.00      1,152,418.46
B-3             0.00          0.00            0.00       0.00        973,269.95

-------------------------------------------------------------------------------
        1,147,775.15  6,809,877.49            0.00       0.00    221,833,828.25
===============================================================================

















































Run:        04/07/05     13:16:25
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   707.299445    0.867152     3.241789     4.108941   0.000000  706.432293
A-I-2   707.299446    0.867153     1.827190     2.694343   0.000000  706.432293
A-I-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-I-4  1000.000000    0.000000     2.708333     2.708333   0.000000 1000.000000
A-I-5  1000.000000    0.000000     7.986110     7.986110   0.000000 1000.000000
CB      775.511074   25.771310     3.715991    29.487301   0.000000  749.739764
A-P     901.045541   11.511558     0.000000    11.511558   0.000000  889.533983
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     985.478413    0.996106     4.722084     5.718190   0.000000  984.482307
M-2     985.478414    0.996107     4.722085     5.718192   0.000000  984.482307
M-3     985.478412    0.996105     4.722083     5.718188   0.000000  984.482307
B-1     985.478417    0.996110     4.722088     5.718198   0.000000  984.482307
B-2     985.478416    0.000000     3.358483     3.358483   0.000000  985.478413
B-3     952.521997    0.000000     0.000000     0.000000   0.000000  950.421703

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       47,410.28
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,353.61

SUBSERVICER ADVANCES THIS MONTH                                       41,526.78
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    29   4,938,684.03

 (B)  TWO MONTHLY PAYMENTS:                                    2     299,188.56

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8     622,669.67


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        711,528.69

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     221,833,828.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,462

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,434,322.08

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.33376740 %     5.28098000 %    1.37855260 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.17005090 %     5.38418163 %    1.41927300 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,510,462.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,255,231.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.40582700
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              342.45

POOL TRADING FACTOR:                                                75.88234363


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,802.93
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,163.56

SUBSERVICER ADVANCES THIS MONTH                                        7,907.94
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,322,975.49

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      47,003,912.85

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          107

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                        1,123.93

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.96321600 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.96305500 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,510,462.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,255,231.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.14170906
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.50

POOL TRADING FACTOR:                                                74.68229519


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,607.35
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,190.05

SUBSERVICER ADVANCES THIS MONTH                                       33,618.84
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    26   3,615,708.54

 (B)  TWO MONTHLY PAYMENTS:                                    2     299,188.56

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8     622,669.67


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        711,528.69

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     174,829,915.40

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,355

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,433,198.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.42932000 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.22508200 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,510,462.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,255,231.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.47683594
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              341.90

POOL TRADING FACTOR:                                                76.21158955

Run:        04/25/05     12:55:15                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I-1   76110HQG7    48,538,800.00  34,289,375.77     5.500000  %  1,647,034.08
A-I-2   76110HQH5     5,393,200.00   3,809,930.64     3.300000  %    183,003.79
A-I-3   76110HQJ1             0.00           0.00     4.700001  %          0.00
A-I-4   76110HQK8     3,026,315.79   3,026,315.79     3.450001  %          0.00
A-I-5   76110HQL6     1,973,684.21   1,973,684.21     9.276669  %          0.00
CB      76110HQM4   216,837,000.00 162,571,321.13     5.750000  %  6,219,968.97
A-P     76110HQN2     1,221,149.25   1,086,253.76     0.000000  %     29,152.87
A-V     76110HQP7             0.00           0.00     0.364849  %          0.00
R-I     76110HQQ5           100.00           0.00     5.750000  %          0.00
R-II    76110HQR3           100.00           0.00     5.750000  %          0.00
M-1     76110HQS1     6,870,000.00   6,763,393.45     5.750000  %      6,801.66
M-2     76110HQT9     3,215,800.00   3,165,898.20     5.750000  %      3,183.81
M-3     76110HQU6     2,046,400.00   2,014,644.59     5.750000  %      2,026.04
B-1     76110HQV4     1,023,200.00   1,007,322.30     5.750000  %      1,013.03
B-2     76110HQW2     1,169,400.00   1,152,418.46     5.750000  %      1,158.94
B-3     76110HQX0     1,024,040.12     973,269.95     5.750000  %          0.00

-------------------------------------------------------------------------------
                  292,339,189.37   221,833,828.25                  8,093,343.19
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I-1     157,159.64  1,804,193.72            0.00       0.00     32,642,341.69
A-I-2      10,477.31    193,481.10            0.00       0.00      3,626,926.85
A-I-3      14,922.23     14,922.23            0.00       0.00              0.00
A-I-4       8,700.66      8,700.66            0.00       0.00      3,026,315.79
A-I-5      15,257.68     15,257.68            0.00       0.00      1,973,684.21
CB        778,987.58  6,998,956.55            0.00       0.00    156,351,352.16
A-P             0.00     29,152.87            0.00       0.00      1,057,100.89
A-V        67,446.56     67,446.56            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        32,407.93     39,209.59            0.00       0.00      6,756,591.79
M-2        15,169.93     18,353.74            0.00       0.00      3,162,714.39
M-3         9,653.51     11,679.55            0.00       0.00      2,012,618.55
B-1         4,826.75      5,839.78            0.00       0.00      1,006,309.27
B-2         7,116.60      8,275.54            0.00       0.00      1,151,259.52
B-3         3,832.29      3,832.29            0.00       0.00        972,291.18

-------------------------------------------------------------------------------
        1,125,958.67  9,219,301.86            0.00       0.00    213,739,506.29
===============================================================================

















































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Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2(POOL # 4805) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4805
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I-1   706.432293   33.932320     3.237815    37.170135   0.000000  672.499973
A-I-2   706.432293   33.932320     1.942689    35.875009   0.000000  672.499973
A-I-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-I-4  1000.000000    0.000000     2.875001     2.875001   0.000000 1000.000000
A-I-5  1000.000000    0.000000     7.730558     7.730558   0.000000 1000.000000
CB      749.739764   28.684998     3.592503    32.277501   0.000000  721.054765
A-P     889.533987   23.873306     0.000000    23.873306   0.000000  865.660681
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     984.482307    0.990052     4.717311     5.707363   0.000000  983.492255
M-2     984.482307    0.990052     4.717311     5.707363   0.000000  983.492255
M-3     984.482305    0.990051     4.717313     5.707364   0.000000  983.492255
B-1     984.482305    0.990051     4.717308     5.707359   0.000000  983.492255
B-2     985.478414    0.991055     6.085685     7.076740   0.000000  984.487359
B-3     950.421698    0.000000     3.742324     3.742324   0.000000  949.465904

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       46,125.36
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,824.90

SUBSERVICER ADVANCES THIS MONTH                                       34,178.88
MASTER SERVICER ADVANCES THIS MONTH                                    1,545.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    19   3,501,767.69

 (B)  TWO MONTHLY PAYMENTS:                                    2     462,729.44

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9     702,751.80


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        350,955.50

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     213,739,506.30

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,418

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 235,428.81

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,871,136.28

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.17005090 %     5.41067600 %    1.41232320 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.91818020 %     5.58246107 %    1.47161210 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,510,462.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,255,231.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.40413100
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              341.41

POOL TRADING FACTOR:                                                73.11353184


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,795.64
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,262.53

SUBSERVICER ADVANCES THIS MONTH                                        9,003.49
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2   1,006,848.07

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      45,154,462.80

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          103

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,801,123.23

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.96305500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.68084200 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,510,462.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,255,231.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.13828222
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.30

POOL TRADING FACTOR:                                                71.74379143


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS2 (POOL #  4805)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4805
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       36,329.72
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,562.37

SUBSERVICER ADVANCES THIS MONTH                                       25,175.39
MASTER SERVICER ADVANCES THIS MONTH                                    1,545.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,494,919.62

 (B)  TWO MONTHLY PAYMENTS:                                    2     462,729.44

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9     702,751.80


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        350,955.50

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     168,585,043.50

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,315

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 235,428.81

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,070,013.05

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.22508200 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.98102900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,510,462.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,255,231.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.47533657
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.90

POOL TRADING FACTOR:                                                73.48933454